BY-LAWS
                                      OF
                            CENTRAL COAST BANCORP
                          (A California Corporation)

                                  ARTICLE I

                                   Offices

           Section 1. Principal Office. The principal executive office in the State of California for the transaction of the business of the corporation (called the principal office) shall be 301 Main Street, Salinas, California in the County of Monterey. Subject to applicable regulatory authorization therefor, the Board of Directors shall have the authority from time to time to change the principal office from one location to another within the State by amending this
Section 1 of the By-Laws.

           Section 2. Other Offices. Upon applicable regulatory authorization therefor, one or more branches or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within the State of California as it deems appropriate.

                                   ARTICLE II

                             Meeting of Shareholders

           Section 3. Place of Meetings. Meetings of the shareholders shall be held at any place within the State of California that may be designated either by the Board of Directors in accordance with these By-Laws, or by the written consent of all persons entitled to vote at the meeting, given either before or after the meeting and filed with the Secretary of the corporation. If no such designation is made, the meetings shall be held at the principal office of the corporation.

           Section 4. Annual Meetings. The annual meeting of the shareholders shall be held on the third Thursday in April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 5:30 P.M., at which time the shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation, and transact such other business as may properly be brought before the meeting.

           If the annual meeting of shareholders shall not be held on the date above specified, the Board of Directors shall cause such a meeting to be held as soon thereafter as convenient and any business transacted or election held at such meeting shall be as valid as if transacted or held at an annual meeting on the date above specified. Notice of proposals which shareholders intend to present at any annual meeting of shareholders and wish to be included in the proxy statement of management of the corporation distributed in connection with such annual meeting must be received at the principal executive offices of the corporation not less than 120 days prior to the date on which, during the previous year, management's proxy statement for the previous year's annual meeting was first distributed to shareholders. Any such proposal, and the proponent shareholder, must comply with the eligibility requirements set forth in Rule 14a-8 of the Securities and Exchange Commission.

           Section 5. Special Meetinqs. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by a majority of the Board of Directors, Chairman of the Board of Directors, the President, or by holders of shares entitled to cast not less than 10 percent (10%)of the votes at the meeting.

           Section 6. Notice of Shareholders' Meetings. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 (or, if sent by third class mail, 30) nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and

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(1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or
(2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but subject to the provisions of Section 601(f) of the California Corporations Code, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

           Notice of a shareholders' meeting shall be given either personally or by first-class mail, or, if the corporation has outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California Corporations Code) on the record date for the shareholders' meeting, notice may be sent by third-class mail, or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal office of the corporation is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

           If any notice addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

           Upon request in writing to the Chairman of the Board of Directors, the President, a Vice President or the Secretary by any person entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request.

           Section 7. Quorum. The presence at any meeting, in person or by proxy, of the persons entitled to vote a majority of the voting shares of the corporation shall constitute a quorum for the transaction of business. Shareholders present at a valid meeting at which a quorum is initially present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by persons voting more than 25 percent of the voting shares.

           Section 8. Adjourned Meeting. Any annual or special shareholders' meeting may be adjourned from time to time, even though a quorum is not present, by vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy, provided that in the absence of a quorum, no other business may be transacted at the meeting except as provided in Section 7 of these by-laws.

           Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

           Section 9. Waiver or Consent by Shareholders. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the

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meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by Section 6 of these By-Laws or Section 601(f) of the California Corporations Code to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Section 601(f) of the California Corporations Code.

           Section 10. Action Without Meeting . Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, except that unanimous written consent shall be required for election of directors to non-vacant positions.

           Unless the consents of all shareholders entitled to vote have been solicited or received in writing, notice shall be given to non-consenting shareholders to the extent required by Section 603(b) of the California Corporations Code.

           Any shareholder giving written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

           Section 11. Voting Rights; Cumulative Voting. Only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the record date fixed by the Board of Directors as provided in Section 41 of these By-Laws for the determination of shareholders of record shall be entitled to notice of and to vote at such meeting of shareholders. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business or the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

           Except as provided in the next following sentence and except as may be otherwise provided in the Articles of Incorporation, each shareholder entitled to vote shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders. In the election of directors, each such shareholder complying with the following paragraph may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit.

           No shareholder shall be entitled to cumulate votes in favor of any candidate or candidates unless such candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the voting of the shareholder's intention to cumulate the shareholder's votes. If any one shareholder has given such notice, such fact shall be announced to all shareholders and proxies present, who may then cumulate their votes for candidates in nomination.

           In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of directors to be elected by such shares, are elected.

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           Voting may be by voice or ballot, provided that any election of directors must be by ballot upon the demand of any shareholder made at the meeting and before the voting begins.

           Section 12. Proxies. Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. All proxies must be in writing and must be signed by the shareholder confirming the proxy or his attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in Section 705 of the California Corporations Code. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The proxy solicited by management for any annual meeting of shareholders shall confer discretionary authority upon management's proxy holders to vote with respect to any shareholder proposal offered at such meeting, the proponent of which has not notified the corporation, within the time period specified by
Section 4 of these Bylaws, of his or her intention to present such proposal at the annual meeting. Specific reference to such voting authority shall be made in management's proxy statement for each annual meeting.

           Section 13. Voting by Joint Holders or Proxies.
           Shares or proxies standing in the names of two or more persons shall be voted or represented in accordance with the vote or consent of the majority of such persons. If only one of such persons is present in person or by proxy, that person shall have the right to vote all such shares, and all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum. This section shall apply to the voting of shares by two or more administrators, executors, trustees or other fiduciaries, or joint proxy holders, unless the instrument or order of court appointing them shall otherwise direct.

           Section 14. Inspectors of Election. In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

           The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.


                                   ARTICLE III

                              Directors Management

           Section 15. Powers. Subject to any provisions of the Articles of Incorporation, of the By-Laws and of law limiting the powers of the Board of Directors or reserving powers to the shareholders, the Board of Directors shall, directly or by delegation, manage the business and affairs of the corporation and exercise all corporate powers permitted by law.

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           Section 16.  Number and  qualification of Directors. The
authorized number of directors shall be not less than Seven (7) nor more than Thirteen (13), until changed by amendment of the Articles of Incorporation or, if not prohibited by the Articles, by an amendment of this By-Law adopted by the shareholders. The exact number of directors within said range shall be fixed by a resolution adopted by the Board of Directors; and unless and until so amended, the exact number of directors is hereby fixed at nine (9). Directors need not be shareholders of the corporation.

           Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 21 days nor more than 60 days prior to any meeting of stockholders called for the election of directors; provided however, that if less than 21 days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these By-Laws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee. A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which Directors are to be elected.

           Section 17. Election and Term of Office. The directors shall be elected annually by the shareholders at the annual meeting of the shareholders; provided that if, for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall, except as provided in Section 18 of these By-Laws, begin immediately after their election and shall continue until their respective successors are elected and qualified.

           Section 18. Removal of Directors. A director may be removed from office by the Board of Directors if he is declared of unsound mind by the order of court or convicted of a felony. Any or all of the directors may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; however, unless the entire Board of Directors is removed, an individual director shall not be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an e1ection at which the same total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and the entire number of directors authorized at the time of the director's most recent election were then being elected. A director may also be removed from office by the superior court of the county in which the principal office is located, at the suit of shareholders holding at least ten percent (10%) of the number of outstanding shares of any class, in case of fraudulent or dishonest acts or gross abuse of authority or discretion with reference to the corporation, in the manner provided by law.

           No reduction of the authorized number of directors shall have the effect of removing any director before his term of office expires.

           Section 19. Vacancies. A vacancy or vacancies on the Board of Directors shall exist on the death, resignation, or removal of any director, or if the authorized number of directors is increased or the shareholders fail to elect the full authorized number of directors.

           Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the remaining directors although less than a quorum, or by a sole remaining director, and each director elected in this manner shall hold office until his successor is elected at an annual or special shareholders' meeting.

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           The shareholders may elect a director at any time to fill
any vacancy not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote.

           Any director may resign effective upon giving written notice to the Chairman of the Board of Directors, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

           Section 20. Place of Meetings. Regular and special meetings of the Board of Directors shall be held at any place within the State of California that is designated by resolution of the Board or, either before or after the meeting, consented to in writing by all the Board members. If the place of a regular or special meeting is not fixed by resolution or written consents of the Board, it shall be held at the corporation's principal office.

           Section 21. Organizational Meetings. Immediately following each annual shareholders' meeting, the Board of Directors shall hold an organizational meeting at a date and time adopted by the Board of Directors by Resolution to organize, elect officers, and transact other business. Notice of this meeting shall not be required.

           Section 22. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors by resolution shall determine. Notice of these regular meetings shall not be required.

           Section 23. Special Meetings. Special meetings of the Board of Directors for any purpose may be called at any time by the Chairman of the Board of Directors, or the President, or any Vice President, or the Secretary, or any two directors.

           Special meetings of the Board shall be held upon four days' notice by mail or 24 hours notice delivered personally or by telephone or telegraph. If notice is by telephone, it shall be complete when the person calling the meeting believes in good faith that the notified person has heard and acknowledged the notice. If the notice is by mail or telegraph, it shall be complete when deposited in the United States mail or delivered to the telegraph office at the place where the corporation's principal office is located, charges prepaid and addressed to the notified person at such person's address appearing on the corporate records or, if it is not on these records or is not readily ascertainable, at the place where the regular Board meeting is held.

           Section 24. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn a meeting under Section 26 of these By-Laws. Every act done or decision made by a majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the Board of Directors, unless the vote of a greater number is required by law, the Articles of Incorporation, or these By-Laws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by a majority of the required quorum for such meeting.

           Section 25. Contents of Notice and Waiver of Notice. Neither the business to be transacted at, nor the purpose of, any regular or special Board meeting need be specified in the notice or waiver of notice of the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to said director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

           Section 26. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

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           Section 27.  Notice of Adjournment.  Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place are fixed at the meeting being adjourned, except that if the meeting is adjourned for more than 24 hours such notice shall be given prior to the adjourned meeting to the directors who were not present at the time of the adjournment.

           Section 28. Telephone Participation. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meetings can hear one another. Such participation constitutes presence in person at such meeting.

           Section 29. Action Without Meeting. The Board of Directors may take any action without a meeting that may be required or permitted to be taken by the Board at a meeting, if all members of the Board individually or collectively consent in waiting to the action. The written consent or consents shall be filed in the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same effect as a unanimous vote of directors.

           Section 30.  Fees and Compensation.  Directors and
members of committees shall receive neither compensation for their services nor reimbursement for their expenses unless these payments are fixed by resolution of the Board.

                                   ARTICLE IV

                                    Officers

           section 31. Officers. The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board (who shall be chosen from the Board of Directors), one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers, and any other officers who may be appointed under
Section 33 of these By-Laws. Any two or more officers, except those of President and Secretary, may be held by the same person.

           Any officer of the corporation may be excluded by resolution of the Board of Directors or by a provision of these By-Laws from participation, other than in the capacity of a director, in major policymaking functions of the corporation.

           If requested by the Board of Directors, each officer and employee of the corporation shall give bond of suitable amount with security to be approved by the Board of Directors, conditioned on the honest and faithful discharge of his duties as such officer or employee. At the discretion of the Board, such bonds may be schedule or blanket form and the premiums shall be paid by the corporation. The amount of such bonds, the form of coverage, and the name of the company providing the surety therefor shall be reviewed annually by the Board of Directors. Action shall be taken by the Board at that time approving the amount of the bond to be provided by each officer and employee of the corporation for the ensuing year.

           Section 32.  Election.  The officers of the
corporation, except those appointed under Section 33 of these By-Laws, shall be chosen annually by the Board of Directors, and each shall hold his office until he resigns or is removed or otherwise disqualified to serve, or his successor is elected and qualified.

           Section 33.  Subordinate Officers.  The Board of
Directors may appoint, and may authorize the President to appoint, any other officers that the business of the corporation may require, each of whom shall hold office for the period, have the authority, and perform the duties specified in the By-Laws or by the Board of Directors.

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           Section 34.  Removal and Resignation.  Any officer may be
removed with or without cause either by the Board of Directors at any regular or special directors' meeting or, except for an officer chosen by the Board, by any officer on whom the power of removal may be conferred by the Board.

           Any officer may resign at any time by giving written notice to the Board of directors, the President or the Secretary of the corporation. An officer's resignation shall take effect when it is received or at any later time specified in the resignation. Unless the resignation specifies otherwise, its acceptance by the corporation shall not be necessary to make it effective.

           Section 35. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to the office.

           Section 36. Chairman of the Board. The Board of Directors may in its discretion elect a Chairman of the Board, who shall preside at all meetings of the Board of Directors at which the Chairman is present and shall exercise and perform other powers and duties assigned to the Chairman by the Board or prescribed by the By-Laws.

           Section 37. President. Subject to any supervisory powers that may be given by the Board of Directors or the By-Laws to the Chairman of the Board, the President shall be the corporation's chief executive officer and shall, subject to the control of the Board of Directors, have general supervision, direction, and control over the corporation's business and affairs. The President shall preside as Chairman at all shareholders' meetings and at all directors' meetings not presided over by the Chairman of the Board. He shall be ex officio a member of all the standing committees except the Audit Committee, shall have the general powers and duties of management usually vested in a corporation's president; shall have any other powers and duties that are prescribed by the Board of Directors or these By-Laws; and shall be primarily responsible for carrying out all orders and resolutions of the Board of Directors.

           Section 38. Vice Presidents. If the President is absent or is unable or refuses to act, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions on, the President. Each Vice President shall have any other duties that are prescribed for said Vice President by the Board of Directors or the By-Laws.

           Section 39. Secretary. The Secretary shall keep or cause to be kept, and be available at the principal office and any other place that the Board of Directors specifies, a book of minutes of all directors' and shareholders' meetings. The minutes of each meeting shall state the time and place that it was held; whether it was regular or special; if a special meeting, how it was authorized; the notice given; the names of those present or represented at shareholders' meetings; and the proceedings of the meetings. A similar minute book shall be kept for each committee of the Board.

           The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the shareholders' names and addresses, the number and classes of shares held by each, the number and date of each certificate issued for these shares, and the number and date of cancellation of each certificate surrendered for cancellation.

           The Secretary shall give, or cause to be given, notice of all directors' and shareholders' meeting, required to be given under these By-Laws or by law, shall keep the corporate seal in safe custody, and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or these By-Laws.

           The Secretary shall be deemed not to be an executive officer of the corporation and the Secretary shall be excluded from participation, other than in the capacity of director if the Secretary is also a director, in major policymaking functions of the corporation.

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

           Section 40. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the corporation's properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

           The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with the depositories designated by the Board of Directors. The Chief Financial Officer shall disburse the corporation's funds as ordered by the Board of Directors; shall render to the President and directors, whenever they request it, an account of all his transactions as Chief Financial Officer and of the corporation's financial condition; and shall have any other powers and perform any other duties that are prescribed by the Board of Directors or By-Laws.

           If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond in the amount and with the surety or sureties specified by the Board for faithful performance of the duties of that person's office and for restoration to the corporation of all its books, papers, vouchers, money, and other property of every kind in that person's possession or under that person's control on that person's death, resignation, retirement, or removal from office.

                                    ARTICLE V

                            General Corporate Matters

           Section 41. Record Date and Closing of Stockbooks. The Board of Directors may fix a time in the future as a record date for determining shareholders entitled to notice of and to vote at any shareholders' meeting; to receive any dividend, distribution, or allotment of rights; or to exercise rights in respect of any other lawful action, including change, conversion, or exchange of shares. The record date shall not, however, be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action. If a record date is fixed for a particular meeting or event, only shareholders of record on that date are entitled to notice and to vote and to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

           A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days.

           Section 42. Corporate Records and Inspection by Shareholders and Directors. Books and records of account and minutes of the proceedings of the shareholders, Board, and committees of the Board shall be kept available at the principal office for inspection by the shareholders to the extent required by Section 1601 of the California Corporations Code. A record of the shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each, shall be kept available for inspection at the principal office or at the office of the corporation's transfer agent or registrar.

           A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation shall have an absolute right to do either or both of the following: (1) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation, or (2) obtain from the transfer agent for the corporation, upon five business days prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate. Inspection and copying may be made in person or by agent or attorney.

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

           Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

           Section 43. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes and all mortgages, or other evidences of indebtedness, issued in the name of or payable to the corporation, and all assignments and endorsements of the foregoing, shall be signed or endorsed by the person or persons and in the manner specified by the Board of Directors.

           Section 44. Corporate Contracts and Instruments: How Executed. Except as otherwise provided in the By-Laws, officers, agents, or employees must be authorized by the Board of Directors to enter into any contract or execute any instrument in the corporation's name and on its behalf. This authority may be general or confined to specific instances.

           Section 45. Stock Certificates. One or more certificates for shares of the corporation's capital stock shall be issued to each shareholder for any of such shareholder's shares that are fully paid. The corporate seal or its facsimile may be fixed on certificates. All certificates shall be signed by the Chairman of the Board, President, or a Vice President and the Secretary, Treasurer, or an Assistant Secretary. Any or all of the signatures on the certificate may be facsimile signatures.

           Section 46. Lost Certificates. Ho new share certificate that replaces an old one shall be issued unless the old one is surrendered and canceled at the same time; provided, however, that if any share certificate is lost, stolen, mutilated, or destroyed, the Board of Directors may authorize issuance of a new certificate replacing the old one on any terms and conditions, including a reasonable arrangement for indemnification of the corporation, that the Board may specify.

           Section 47. Reports to Shareholders. The requirement for the annual report to shareholders referred to in Section 1501(a) of the California Corporations Code is hereby expressly waived so long as there are less than 100 holders of record of the corporation's shares. The Board of Directors shall cause to be sent to the shareholders such annual or other periodic reports as they consider appropriate or as otherwise required by law. In the event the corporation has 100 or more holders of its shares, an annual report complying with Section 1501(a) and, when applicable, Section 1501(b) of the California Corporations Code, shall be sent to the shareholders not later than 120 days after the close of the fiscal year and at least 15 days prior to the annual meeting of shareholders to be held during the next fiscal year.

           If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of such fiscal year, deliver or mail to the person making the request within 30 days thereafter the financial statements referred to in Section 1501(a) for such year.

           A shareholder or shareholders holding at least five percent
(54) of the outstanding shares of any class of a corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month, or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the statements referred to in
Section 1501(a) of the California Corporations Code for the last fiscal year. The statement shall be delivered or mailed to the person making the request within 30 days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for 12 months and they shall be exhibited at all reasonable times to any shareholder demanding an examination of them or a copy shall be mailed to such shareholder. The income statements and balance sheets referred to shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

           Section 48. Indemnification of Corporate Agents. The corporation shall have power to indemnify each of its agents to the fullest extent permissible by the California General Corporation Law. Without limiting the generality of the foregoing sentence, the corporation:

           (a) is authorized to provide indemnification of agents in excess of that expressly permitted by section 317 of the California General Corporation Law for those agents of the corporation for breach of duty to the corporation and its shareholders, provided, however, that the corporation is not authorized to provide indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to section 204(a)(10) of the California General
           Corporation Law or as to circumstances in which indemnity is expressly prohibited by section 317 of the California General Corporation law; and

           (b) shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of section 317 of the California General Corporation Law, and shall have power to advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by subdivision (f) of such section. The term "agent" used in this section 48 shall have the same meaning as such term in
           section 317 of the California General Corporation Law.

                                   ARTICLE VI

           Amendments

           Section 49. Amendments by Shareholders. New By-Laws may be adopted or these By-Laws may be amended or repealed by the affirmative vote or written consent of a majority of the outstanding shares entitled to vote.

           Section 50. Amendments By Directors. Subject to the right of shareholders under the preceding Section 49 of these By-Laws, By-Laws other than a By-Law fixing or changing the authorized number of directors may be adopted, amended, or repealed by the Board of Directors. However, if the Articles of Incorporation, or a By-Law adopted by the shareholders, provide for an indefinite number of directors within specified limits, the directors may adopt or amend a By-Law or resolution fixing the exact number of directors within those limits.

                                 ARTICLE VII

                     Committees of the Board of Directors

           Section 51.  Committees of the Board of Directors.
The Board of Directors shall, by resolution adopted by a majority of the authorized number of directors, designate the following standing committees:

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

           (1) An Audit Committee which shall consist of at least three members of the Board of Directors, none of whom shall be active officers of the corporation. The duties of this committee shall be to make suitable examination every 12 months of the affairs of the corporation. The result of such examination shall be reported, in writing, to the Board of Directors stating whether the corporation is in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and recommending to the Board such changes in the manner of doing business, etc. as shall be deemed advisable. The Audit Committee, upon its own recommendation and with the approval of the Board of Directors, may employ a qualified firm of Certified Public Accountants to make a suitable examination and audit of the corporation. If such a procedure is followed, the one annual examination and audit of such firm of accountants and the presentation of its report to the Board of Directors will be deemed sufficient to comply with the requirements of this section of these By-Laws.

           The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, also designate one or more additional standing committees including, but not limited to, a Loan Committee, an Investment Committee and/or an Executive Committee consisting of two or more directors who shall be appointed by, and hold office at, the pleasure of the Board of Directors. The Board of Directors may, except as hereinafter limited, and to extent permissible under applicable law, delegate to such committees any of the powers and authorities of the Board of Directors.

           The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

           The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee to the extent provided in the resolution of the Board of Directors shall have all the authority of the Board, except with respect to:

           (1)  The  approval  of  any  action  for  which   shareholder
approval is also required.

           (2) The filling of vacancies on the Board or in any committee.

           (3) The fixing of compensation of the directors for serving on the Board or on any committee.

           (4) The amendment or repeal of By-Laws or the adoption of new By-Laws.

           (5) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

           (6) A distribution to the shareholders of the corporation as defined in Section 166 of the California Corporations Code, except at a rate or in a periodic amount or within a price range determined by the Board.

           (7) The appointment of other committees of the Board or the members thereof.

           The Board of Directors shall designate a chairman for each committee who shall have the sole power to call any committee meeting other than a meeting set by the Board. Except as otherwise established by the Board of Directors, Article III of these By-Laws shall apply to committees of the Board and action by such committees, mutatis mutandis.

Dated: January 26, 1999


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

Section 11 of Article II of the Central Coast Bancorp bylaws shall be amended in its entirety to read as follows:


     Section 11. Voting Rights; No Cumulative Voting. Only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the record date fixed by the Board of Directors as provided in Section 41 of these Bylaws for the determination of shareholders of record shall be entitled to notice of and to vote at a meeting of shareholders. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business or the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; the record date for determining corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

     No holder of any class of stock of the corporation shall be entitled to cumulate votes in connection with any election of directors of the corporation.

     In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them are elected.

     Voting may be by voice or ballot, provided that any election of directors must be by ballot upon the demand of any shareholder made at the meeting and before the voting begins.



Section 17 of Article III of the Central Coast Bancorp bylaws shall be amended in its entirety to read as follows:


     Section 17. Election and Term of Office. The directors shall be elected annually by the shareholders at the annual meeting of the shareholders; provided, that if for any reason, the annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall, except as provided in Section 18, begin immediately after their election and shall continue until their respective successors are elected and qualified. In the event that the authorized number of directors shall be fixed at nine (9) or more, the board of directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during fiscal year 2002, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal year 2003 and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during fiscal year 2004. At each annual meeting, commencing with the annual meeting to be held during fiscal year 2002, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9), the board of directors shall be divided into two classes, designated Class I and Class II. Each class shall consist of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal. At such annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the board of directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

     This Section 17 may be amended or repealed only by approval of the board of directors and the outstanding shares (as defined in Section 152 of the California General Corporation Law) voting as a single class, notwithstanding
Section 903 of the California General Corporation Law.

Date of amendment: June 11, 2001

I, Linda Higley, Assistant Corporate Secretary, hereby confirm that all of the foregoing amendments as of the dates certified are full and complete copies of the articles as amended certified by the California Secretary of State as of the date set forth.



                                        /s/ LINDA HIGLEY
                                            ------------------
                                            Linda Higley
                                            (Assistant Corporate Secretary)



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